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                     First Commerce Banks of Florida, Inc.

                                  Form 10-QSB

                                  Exhibit 10.1





                                      -40-
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                EMPLOYMENT RESIGNATION AND CONSULTANT AGREEMENT

         THIS EMPLOYMENT RESIGNATION AND CONSULTANT AGREEMENT (the "Agreement") is made as of this _____ day of __________, 1996, by and between FIRST COMMERCE BANKS OF FLORIDA, INC., A FLORIDA BANK HOLDING CORPORATION (the "Holding Company"), FIRST COMMERCE BANK OF POLK COUNTY, A FLORIDA BANKING CORPORATION (the "Bank"), and J. E. STEPHENS, JR., (the "Executive").

                                  WITNESSETH:

         WHEREAS, the Holding Company and the Bank (collectively referred to in this agreement as "FCB") and Executive, entered into a certain Employment Agreement (the "Employment Agreement") dated on or about September 1, 1995, regarding Executive's employment with FCB;

         WHEREAS, pursuant to paragraph 21 of the Employment Agreement, such agreement may not be amended or otherwise modified except by a writing signed by the parties hereto agreeing to such amendments, changes or modifications;

         WHEREAS, FCB and Executive have mutually agreed that Executive shall resign from his current employment with Bank; to cancel the Employment Agreement; and to retain Executive as a consultant, pursuant to the terms and provisions contained herein.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. RECITALS. The above recitals are true and correct and are made a part of this agreement.

         2. TERMINATION OF EMPLOYMENT AGREEMENT AND CONSULTING ARRANGEMENT. FCB and Executive hereby terminate, cancel and rescind the Employment Agreement and all rights, duties, and obligations set forth therein. Effective September 1, 1996, (the "Resignation Date") Executive has resigned as an officer and director of FCB. Effective on the Resignation Date and for a period of one (1) year therefrom (the "Consulting Period"), FCB shall retain Executive as a consultant to and for FCB. During this





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time period, Executive shall perform and provide consulting services to FCB with respect to FCB's business activities and affairs and shall undertake such duties and responsibilities as may be reasonably assigned to Executive from time to time by FCB. During the Consulting Period, Executive shall perform his obligations hereunder faithfully and to the best of his ability. During the Consulting Period, Executive shall devote his time, energy and skill to the performance of his duties, responsibilities and obligations hereunder on an "as needed" basis, which shall be determined in the reasonable discretion of FCB. Executive shall not be required to perform his obligations hereunder in the event FCB fails to pay Executive the compensation described in paragraph 3 below.

         3. COMPENSATION. From the Resignation Date through August 31, 1997, FCB agrees to pay or provide to Executive his current base annual salary, as it exists as of the date of this Agreement, payable in such periodic installments consistent with other employees of FCB.

         4. INSURANCE. From the Resignation Date through August 31, 1997, FCB shall continue to provide to Executive health insurance, life insurance, and long-term disability insurance coverage consistent with other employees of FCB during such time period.

         5. VEHICLE. Upon the execution of this Agreement, FCB hereby agrees to transfer, assign and convey to the Executive the Certificate of Title to that certain 1994 Oldsmobile motor vehicle, having an Identification Number of 1GHDT13W4R2703546, currently utilized by Executive as a company vehicle.
Any and all transfer costs and sales tax, if any, associated with this transfer shall be the responsibility and payment obligation of Executive.

         6. DEFERRED COMPENSATION BENEFITS. Commencing on or subsequent to September 1, 1997, FCB agrees to pay or provide to Executive the sum of One Hundred Eight Thousand and no/100 Dollars ($108,000.00) as deferred compensation benefits. Executive, at his option and discretion, shall be entitled to receive these deferred compensation benefits in seven (7) equal annual installments commencing September 1, 1997 or, if Executive so chooses, the Executive may receive the undistributed amount of deferred compensation payments from FCB at any time commencing September 1, 1997 through September 1, 2004, upon written request to FCB





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pursuant to the terms and provisions of paragraph 14 below.  In the event that
Executive shall die before receiving distribution of all benefits set forth herein, any undistributed or unpaid benefits due Executive shall be payable by FCB to Executive's estate, beneficiaries, or heirs at law.

         7. COUNTRY CLUB MEMBERSHIP. Within thirty (30) days from the date of the execution of this Agreement, FCB shall transfer, assign and convey to Executive FCB's interest in the Executive's membership in and to Lake Region Yacht and Country Club. Any transfer charges imposed by Lake Region Yacht and Country Club by virtue of this transfer and assignment shall be the responsibility and payment obligation of Executive.

         8. SPLIT DOLLAR INSURANCE. Pursuant to the terms of that certain Endorsement Split Dollar Flexible Premium Life Insurance Agreement ("Split Dollar Agreement") of even date herewith, FCB has established an Endorsement Split Dollar Flexible Premium Life Insurance Policy (the "Policy") whereby Holding Company is the owner of such Policy and Executive is the insured party. Subject and contingent upon Executive's compliance with the terms and provisions of this Agreement and for a period of eight (8) years from the date of this Agreement, FCB agrees to maintain the Policy in force and effect. Nothing herein shall be construed or implied to impose any obligation upon FCB to make any additional premium payments or incur any other financial obligations incident to maintaining this Policy and FCB's only affirmative obligation shall be to not cancel the Policy prior to the expiration of the time period set forth herein, except for such grounds as are set forth herein. In the event that there is a judicial determination that Executive has violated or breached any of the terms, provisions, or covenants contained in this Agreement, FCB shall have no further obligation to maintain the Policy and may immediately institute action to terminate the Policy and receive such amounts as are required to reimburse FCB for any and all payments, premiums and expenses incurred incident to this Policy. Otherwise, and in any event eight
(8) years from the date of this Agreement, or subsequent thereto, FCB shall have the right to withdraw and receive such amounts as are required to reimburse FCB for any and all payments incident to the Policy. Upon obtaining reimbursement of the amounts set forth in this paragraph, Holding Company shall assign the Policy to Executive or Executive's designated assignee, at which time Holding Company shall have no further responsibility





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regarding said Policy and Executive shall be entitled to utilize this Policy in any manner he deems appropriate. FCB makes no representations or assertions to Executive regarding any tax consequences which may be applicable to Executive by virtue of the Split Dollar Agreement or Policy. FCB anticipates that it will have to file certain reporting, disclosure, or informational returns or documents with taxing authorities and it shall be the Executive's responsibility and obligation to pay any and all taxes due taxing authorities as a result of the Split Dollar Agreement and Policy.

         9. STOCK OPTION. Pursuant to the terms of that certain Stock Option Agreement between Executive and Holding Company, dated September 1, 1996, Executive shall have an option, to be exercised on or before November 30, 1997, to purchase up to 18,891 common shares of Holding Company stock at the purchase price of $6.63 per share.

         10. NON-COMPETITION. For a period of time two (2) years from the date of the execution of this Agreement, the Executive agrees that he shall not, directly or indirectly, whether as an officer, director, shareholder, partner, proprietor, associate, manager, employee, representative, or consultant, become or be interested in or associated with, or directly or indirectly permit his name or endorsement to be used by or in association or in conjunction with any person, corporation, firm, partnership, or other entity whatsoever which engages in activities similar to the business activities engaged in by FCB, including any other bank or financial institution or any entity which either accepts deposits or makes loans within a fifty (50) mile radius of any office of FCB; provided, however, that the foregoing shall not preclude any ownership by the Executive of an amount not to exceed five percent (5%) of the equity securities of any entity which is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 or the shares of Holding Company common stock currently owned by the Executive as of the date of this Agreement or for which the Executive has an option to purchase pursuant to prior agreements between the parties hereto.

         11. NON-SOLICITATION AND NON-INTERFERENCE. The Executive agrees that for a period of two (2) years from the date of this Agreement, the Executive will not (a) solicit for employment by Executive or anyone else, or employ any employee of FCB or any





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person who was an employee of FCB within twelve (12) months prior to such solicitation of employment; (b) induce, or attempt to induce, any employee of FCB to terminate such employee's employment; (c) induce, or attempt to induce, anyone having a business relationship with FCB to terminate or curtail such relationship or, on behalf of himself or anyone else, compete with FCB; (d) knowingly make any untrue statement concerning FCB or it's directors or officers to anyone; or (e) permit anyone controlled by the Executive or any person acting on behalf of the Executive or anyone controlled by an employee of the Executive to do any of the foregoing.

         12. NON-DISCLOSURE. Executive further agrees that subsequent to the execution of this Agreement, he shall not advise or disclose to any person, corporation, firm, partnership, or other entity whatsoever (except FCB), or any officer, director, stockholder, partner, associate, employee, agent, or representative of any such partnership, firm or corporation, any information related to the business activities of FCB, including without limitation, information concerning FCB's past or present customers, borrowers, depositors, or any other non-public information relating to the business and objectives of FCB unless the same has become public by means other than that prohibited hereunder and then only to the extent it has become public information. In addition, Executive agrees that he shall not disclose to any third party any information incident to the facts, details or circumstances related to the Executive's termination of employment with FCB or any other matters which pertain in any way to the Executive's execution of this Agreement and the matters contained herein.

         13. REMEDIES. Executive acknowledges and confirms that a breach of any of the covenants contained within this Agreement will result in irreparable, and continuing injury to the Holding Company and the Bank and that this Agreement and the covenants contained herein are necessary to protect a legitimate business interest of FCB. Therefore, in the event that it is determined by a court of competent jurisdiction that there has been a breach of any of the covenants or provisions contained herein by Executive, FCB shall be entitled, without limiting any other legal or equitable remedy, whether conferred by statute, common law or otherwise, to (a) specific performance or injunctive relief without proof of actual monetary damages; and (b) an amount equal to the amount of profit, income, remuneration or other consideration which FCB can establish





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that Executive has gained or will gain as the result of the failure of
Executive to comply with any of the covenants or provisions contained herein. The parties hereto acknowledge and confirm that all remedies available by reason of a breach of any of the covenants or provisions contained herein are cumulative and that none is exclusive and that all remedies may be exercised concurrently or consecutively at FCB's option and discretion. Executive further acknowledges and confirms that the covenants and provisions contained herein are reasonable limitations necessary to protect FCB and that the covenants and provisions are reasonably limited with respect to the activities prohibited, the duration thereof and the scope thereof, and that the covenants and provisions contained herein do not unduly oppress the business future or earning ability of Executive.

         14. INVALID PROVISION. In the event any provision of this Agreement should be or become invalid or unenforceable, such fact shall not affect the validity or enforceability of any other provision of this Agreement. Similarly, if the scope of any restriction or covenant contained herein should be or become to broad or extensive to permit enforcement thereof to its full extent, then any such restriction or covenant shall be enforced to the maximum extent permitted by law and Executive hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce any such restriction or covenant.

         15. NOTICES. All notices permitted or required to be given to any party under this Agreement shall be in writing and shall be deemed to have been given (a) in the case of delivery, when addressed to the other party or parties as set forth below and delivered to said address or addresses; (b) in the case of mailing, three (3) days after the same has been mailed by certified mail, return receipt requested, and deposited postage prepaid in the US mails, addressed to the other party or parties at the address or the addresses as set forth below; and (c) in any other case, when actually received by the other party. Any party to this Agreement may change the address at which said notice is to be given by delivering notice of such to the other parties to this Agreement in the manner set forth herein.





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As to Holding Company:

First Commerce Banks of Florida, Inc.
Attn:  Don Stephens
141 East Central Avenue
Winter Haven, Fl 33880

As to Bank:

First Commerce Bank of Polk County
Attn:  Robert W. Stickler, Jr.
141 East Central Avenue
Winter Haven, Fl 33880

As to Executive:

J.E. Stephens, Jr.
43 Lake Link Circle, SE
Winter Haven, Fl 33884

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Furthermore, the parties hereby consent to the jurisdiction of the State of Florida with respect to any litigation arising out of this Agreement, and such litigation shall be initiated and maintained in Polk County, Florida. Finally, the parties further consent and agree that the Circuit Court in and for Polk County, Florida shall have full legal and equitable jurisdiction over the parties.

         17. ATTORNEY FEES AND COSTS. In the event a dispute arises between the parties under this Agreement and suit is instituted, the prevailing party shall be entitled to recover his or it's costs and attorney fees from the non-prevailing party. As used herein, costs and attorney fees include any costs and attorney fees in any appellate proceeding.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all together of which shall constitute but a single document.

         19. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and no representations, warranties, covenants, or agreements, not embodied herein, oral or otherwise,





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shall be of any force or effect.

         20. HEADINGS. The headings or titles of the sections or paragraphs of this Agreement are for convenience only and are not a part of this Agreement and shall not be used as an aid in the construction of any provision hereof.

         21. WAIVER OF BREACH. The waiver of any breach by Executive or FCB of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         22. BENEFIT OF AGREEMENT. The Agreement shall inure to the benefit of and be binding upon the Holding Company, the Bank, and the Executive, and their successors, assigns, heirs, executors, administrators, and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

Signed, sealed and delivered               FIRST COMMERCE BANKS OF FLORIDA,
in our presence as witnesses:              INC., a Florida bank holding
                                           corporation

-----------------------------              ----------------------------------

-----------------------------              By:-------------------------------
Printed Name of Witness
                                           As its: --------------------------


-----------------------------

-----------------------------
Printed Name of Witness
                                           FIRST COMMERCE BANK OF POLK
                                           COUNTY, a Florida banking
                                           corporation

-----------------------------              ---------------------------------

-----------------------------              By:------------------------------
Printed Name of Witness
                                           As its:--------------------------


-----------------------------

-----------------------------
Printed Name of Witness


-----------------------------              -----------------------------
                                           J. E. Stephens, Jr.
-----------------------------
Printed Name of Witness


-----------------------------

-----------------------------
Printed Name of Witness




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                            ENDORSEMENT SPLIT DOLLAR
                        FLEXIBLE PREMIUM LIFE INSURANCE
                                   AGREEMENT

Insurer:                                   LIBERTY LIFE INSURANCE COMPANY
                                           hereinafter referred to as "LIC".

Policy #:                                  ---------------------------------

Corporation:                               FIRST COMMERCE BANKS OF FLORIDA, INC.

Relationship of
Corporation to Insured:                    Employer

Insured:                                   J. E. STEPHENS, JR.

The respective rights and duties of the Corporation and Insured in the subject policy shall be as defined in the following numbered paragraphs, namely:

       I.      DEFINITIONS. (Refer to Policy Contract to Confirm Correct
Definitions)

"DEATH PROCEEDS": Death Proceeds as used in this Agreement shall mean: (Check appropriate definition)

       For Level Death Benefits

       ----- Specified Amount, described as Option _____ in the policy contract;

         X       Face Amount, described as Option "A" in the policy contract;
       -----
                         For Increasing Death Benefits

       ----- Specified Amount, (Alternatively, Face Amount), plus the caste value, described as Option _____ in the policy contract. (Applicable to policies with one caste value.)

       ----- Specified Amount, (Alternatively, Face Amount), plus the accumulation value, described as Option in the policy contract. (Applicable to policies with both





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                 caste values and accumulation values.)

       "CASH VALUES":  Cash Values as used in this Agreement shall mean:





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         For Purposes Of Policy Surrender

          The Cash Surrender Value, as that term is defined in the policy contract, plus the cash value of any Paid-Up Riders.

          For Purposes Of Measuring Premium Payments And Obligations

            X    Cash Value, as that term is described in the policy contract,
          -----  plus the cash value of any Paid-Up Riders.  (Applicable to policies with one cash value.)

          ----- Accumulated Value or Policy Account Value, as that term is described in the policy contract, plus the cash value of any Paid-Up Riders. (Applicable to policies with both cash values and accumulation values.)

         II.     POLICY TITLE AND OWNERSHIP.

         Title and ownership shall reside in the Corporation for its use and for the use of Insured all in accordance with this Agreement. The Corporation alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Corporation and Insured (or his/her assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

         III.    BENEFICIARY DESIGNATION RIGHTS.

         Insured (or his/her assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive his/her share of the proceeds payable on his/her death and to elect and change a payment option for such beneficiaries, but subject to any right or interest the Corporation may have in such proceeds as provided in this Agreement.

         IV.     PREMIUM PAYMENT METHOD.

         Planned Premiums shall be paid in a single lump sum payment by Corporation as of the date of issuance of the policy.





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         V.      DIVISION OF DEATH PROCEEDS OF POLICY.

         While this Agreement and the policy are in effect and in force and in the event of the death of the insured, the division of death proceeds of the policy shall be as follows:

         A. The Corporation shall be entitled to the following amount as of the date of death:
                          1. In the event that the insured shall die within one year from the date of this Agreement, the Corporation shall be entitled to the lessor of (i) the sum of $530,756.00, or (ii) the total death benefit payable under this policy.

                          2. In the event that the insured shall die during the period commencing one year and one day from the date of this Agreement and concluding two years from the date of this Agreement, the Corporation shall be entitled to receive the lessor of (i) the sum of $640,231.00, or (ii) the total death benefit payable under this policy.

                          3. In the event that the insured shall die during the period commencing two years and one day from the date of this Agreement and concluding three years from the date of this Agreement, the Corporation shall be entitled to receive the lessor of (i) the sum of $772,287.00, or (ii) the total death benefit payable under this policy.

                          4. In the event that the insured shall die during the period commencing three years and one day from the date of this Agreement and concluding four years from the date of this Agreement, the Corporation shall be entitled to receive the lessor of (i) the sum of $951,581.00, or (ii) the total death benefit payable under this policy.

                          5. In the event that the insured shall die during the period commencing four years and one day from the date of this Agreement and concluding five years from the date of this Agreement, the Corporation shall be entitled to receive the lessor of (i) the sum of $1,123,731.00, or (ii) the total death benefit payable under this policy.





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                          6.      In the event that the insured shall die
                          during the period commencing five years and one day from the date of this Agreement and concluding six years from the date of this Agreement, the Corporation shall be entitled to receive the lessor of (i) the sum of $1,355,516.00, or (ii) the total death benefit payable under this policy.

                          7. In the event that the insured shall die during the period commencing six years and one day from the date of this Agreement and concluding seven years from the date of this Agreement, the Corporation shall be entitled to receive the lessor of (i) the sum of $1,635,108.00, or (ii) the total death benefit payable under this policy.

                          8. In the event that the insured shall die during the period commencing seven years and one day from the date of this Agreement and concluding eight years from the date of this Agreement, the Corporation shall be entitled to receive the lessor of (i) the sum of $1,972,370.00, or (ii) the total death benefit payable under this policy.

         B. The Insured's (or his/her assignee's) beneficiary(s), designated in accordance with Paragraph III, shall be entitled to the remainder of such proceeds.

         C. Corporation and Insured (or his/her assignee's) shall share in any interest due on the death proceeds as their respective share of the proceeds as above-defined bears to the total proceeds excluding any such interest.

         D. Where there is a refund of unearned premium as provided in the contract of insurance, any refund shall be apportioned as follows:

                          1. Where Insured (or his/her assignee) has contributed to the policy premium at the last required premium interval, the refund of unearned premiums shall be divided between the Corporation and Insured (or his/her assignee) as their respective share of the premium





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                                  payment obligation bears to the total
                                  required for such interval.

                          2. Where Insured (or his/her assignee) has not contributed to the premium at the last required premium interval, the refund of unearned premium shall be refunded in total to the Corporation.

         VI.     DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY.

         Division of the cash surrender value of the policy, between Insured and Corporation shall be as follows:

         The Corporation shall be entitled to receive an amount equal to the cumulative premium payments paid for the policy as of the date of any such surrender and any applicable policy surrender charges or expenses. After payment to the Corporation of the amounts set forth above, the balance of any cash surrender value of the policy shall be paid to Insured or Insured's assignee.

         VII.    TERMINATION OF AGREEMENT.

         This Agreement shall be subject to termination by Insured upon submission of thirty (30) day written notice to Corporation.This Agreement shall be subject to termination by Corporation upon the happening of any of the following:

         A. In the event that the insured shall breach or violate any term, provision or covenant of that certain Employment Resignation and Consultant Agreement of even date herewith, a true and correct copy of which is attached hereto as Schedule "A" and by reference made a part hereof.

         B. Eight (8) years from the date of this Agreement or thereafter, Corporation shall have the absolute right to terminate this Agreement.

         Upon such termination, Insured (or his/her assignee) shall have a 90-day option to receive from the Corporation an absolute assignment of the policy in consideration of a cash payment to the Corporation, whereupon this Agreement shall terminate. Such cash payment shall be the amount of the cummulative premiums which have been paid by the Corporation





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         prior to the date of such assignment, and any applicable policy surrender charges or expenses.

         Should Insured (or his/her assignee) fail to exercise the option within the prescribed 90-day period, Insured (or his/her assignee) agrees that the subject policy will be surrendered to the Insurer and the proceeds distributed between the Corporation and Insured (or his/her assignee) as prescribed by Paragraph VI herein.

         VIII.   INSURED OR ASSIGNEE'S ASSIGNMENT RIGHTS.

         Insured (or his/her assignee) may, at any time, assign to any individual, trust, or other organization all right, title and interest in the subject policy and all rights, options, privileges and duties created under this Agreement.

         IX.     AGREEMENT BINDING UPON PARTIES.

         This Agreement shall bind the Insured and the Corporation, their heirs, successors, personal representatives and assigns.

         X.      NAMED FIDUCIARY AND PLAN ADMINISTRATOR.

         The Chief Financial Officer (C.F.O.) of Corporation is hereby designated the "Named Fiduciary" until resignation or removal by the Board of Directors. As Named Fiduciary, such person shall be responsible for the management, control and administration of the Split Dollar plan as established herein, may allocate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

         XI.     FUNDING.

         The funding policy for the Split Dollar arrangement shall be to maintain the subject policy in force by paying, when due, all premiums required.

         XII.    AMENDMENT.

         The Split Dollar plan may be amended at any time and from time to time by a written instrument executed by the Insured (or his/her assignees) and the Corporation.





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         XIII.   BASIS OF PREMIUM PAYMENTS AND BENEFITS.

         Payments to and from the Split Dollar Plan adopted herein shall be in accordance with the provisions of this Agreement.

         XIV.    CLAIMS PROCEDURE FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR
         PLAN.

         Claim forms or claim information as to the subject policy can be obtained by contacting Liberty Life Insurance Company.

         In the event a dispute arises over the death proceeds or surrender values, the Named Fiduciary should contact the office or the person named above who will either complete a claim form and forward it to an authorized representative of the Insurer or advise the Named Fiduciary what further requirements are necessary. The Insurer will evaluate the claim and make a decision as to payment within 90 days of the date the claim is received by the Insurer. If the claim is payable, a benefit check will be issued to the Named Fiduciary and forwarded through the office or person named above.

         In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial. Such notification will be made in writing within 90 days of the date the claim is received and will be transmitted through the office or person named above. The notification will include the specific reasons for the denial as well as specific reference to the policy provisions upon which the denial is based. The Named Fiduciary will also be informed as to the steps which may be taken to have the claim denial reviewed.





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         A decision as to the validity of a claim will ordinarily be made within 10 working days of the date the claim is received by the Insurer. Occasionally, however, certain questions may prevent the Insurer from rendering a decision on the validity of the claim within the specific 90-day period. If this occurs, the Named Fiduciary will be notified of the reasons for the delay as well as the anticipated length of the delay, in writing and through the office or person named above. If further information or other material is required, the Named Fiduciary will be so informed.

         If the Named Fiduciary is dissatisfied with the denial of the claim or the amount paid, he or she has 60 days from the date he or she receives notice of a claim denial to file his or her objections to the action taken by the Insurer. If the Named Fiduciary wishes to contest a claim denial, he or she should notify the person or office named above who will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the person or office named above for transmittal to the Insurer.

         The Insurer will review the claim denial and render a decision on such objections. The Named Fiduciary will be informed in writing of the decision of the Insurer within 60 days of the date the claim request is received by the Insurer. This decision will be final.

         Once a decision has been rendered as to the distribution of proceeds under the claim procedure described above as to the policy, claims for any benefits due under the plan or the surrender of the policy may be made in writing by the Corporation or the Corporation's designated beneficiary and Insured (or his/her assignees) or their designated beneficiary, as the case may be, to the Named Fiduciary.

         In the event a claim for benefits is wholly or partly denied or disputed, the Named Fiduciary shall, within a reasonable period of time after receipt of the claim, notify the Corporation or the Corporation's designated beneficiary and Insured (or his/her assignees) or their designated beneficiary, as the case may be, of such total or partial denial or dispute listing:

                  A. The specific reason or reasons for the denial or dispute;

                 B. Specific reference to pertinent plan provisions upon which the denial or dispute is based;

                 C. A description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and;

                 D.       An explanation of the plan's review procedure.

         Within 60 days of denial or notice of claim under the plan, a claimant may request that the claim be reviewed by the Named Fiduciary in a full and fair hearing. A final decision shall be rendered by the Named Fiduciary within 60 days after receipt of request for review.

         XV.     INSURANCE COMPANY NOT A PARTY TO AGREEMENT.

         The Insurer shall not be deemed a party to this Agreement but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance of its contractual obligations in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.

         XVI. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.Furthermore, the parties hereby consent to the jurisdiction of the State of Florida with respect to any litigation arising out of this Agreement, and such litigation shall be initiated and maintained in Polk County, Florida. Finally, the parties further consent and agree that the Circuit Court in and for Polk County, Florida shall have full legal and equitable jurisdiction over the parties.

         XVII. NOTICES. All notices permitted or required to be given to any party under this Agreement shall be in writing and shall be deemed to have been given (a) in the case of delivery, when addressed to the other party or parties as set forth below and delivered to said address or addresses; (b) in the case of mailing, three (3) days after the same has been mailed by certified mail, return receipt requested, and deposited postage prepaid in the US mails, addressed to the other party or parties at the address or the addresses as set forth below; and (c) in any other case, when actually received by the other party. Any party to this Agreement may change the address at which said notice is to be given by delivering notice of such to the other parties to this Agreement in the manner set forth herein.

         As to Corporation:

         First Commerce Banks of Florida, Inc.
         Attn:  Don Stephens
         141 East Central Avenue
         Winter Haven, Fl  33880

         As to Insured:

         J.E. Stephens, Jr.
         43 Lake Link Circle, SE
         Winter Haven, Fl 33884

         XVIII. ATTORNEY FEES AND COSTS. In the event a dispute arises between the parties under this Agreement and suit is instituted, the prevailing party shall be entitled to recover his or it's costs and attorney fees from the non-prevailing party. As used herein, costs and attorney fees include any costs and attorney fees in any appellate proceeding.

         XVIV. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and no representations, warranties, covenants, or agreements, not embodied herein, oral or otherwise, shall be of any force or effect.

         XX. HEADINGS. The headings or titles of the sections or paragraphs of this Agreement are for convenience only and are not a part of this Agreement and shall not be used as an aid in the construction of any provision hereof.

         XXI. BENEFIT OF AGREEMENT. The Agreement shall inure to the benefit of and be binding upon the Holding Company, the Bank, and the Executive, and their successors, assigns, heirs, executors, administrators, and legal representatives.


         Executed at                       , this      day of
                     ----------------------       -----
                     , 1996.
         ------------
                                        FIRST COMMERCE BANKS OF
                                        FLORIDA, INC.

-------------------------------         -------------------------------
Witness
                                        By:
                                           ----------------------------

                                        As its:
                                               ------------------------


-------------------------------         -------------------------------
Witness                                 J.  E. Stephens, Jr.

INSURER (LIC):   LIBERTY LIFE INSURANCE COMPANY
               ---------------------------------------------------
POLICY #:
               ---------------------------------------------------
INSURED:         J. E. STEPHENS, JR.
               ---------------------------------------------------
CORPORATION:     FIRST COMMERCE BANKS OF FLORIDA, INC.
               ---------------------------------------------------
OWNER:
               ---------------------------------------------------


This Split Dollar Endorsement Agreement was recorded by LIC on
                                   , 19    .
-----------------------------------    ----
                                        BY:
                                           -----------------------

                     FIRST COMMERCE BANKS OF FLORIDA, INC.
                             STOCK OPTION AGREEMENT

         THIS AGREEMENT made this 1st day of September, 1996, by and between FIRST COMMERCE BANKS OF FLORIDA, INC. (the "Company") and J. E. Stephens. Jr. (the "Optionee").

         1. Stock Option. Pursuant to the terms and provisions of the Stock Option Plan approved by the Board of Directors of the Company on May 1, 1992 (the "Plan") and approved at the April 15, 1993 Annual meeting of the Shareholders by the vote of the holders of a majority of the outstanding shares of common stock of the Company within twelve months thereafter, the Company hereby grants the Optionee, the Option to purchase an aggregate of 18,891 Shares of the .01 par value Common Stock of the Company at the price of S6.63 per share, subject in all respects to the terms and conditions of the Plan and to the following terms and conditions:

         (a) The Shares subject to the Option may be purchased on or before November 30, 1997

                 In the event a "change of control" occurs before November 30, 1997, with respect to the company of which has entered into a Consultant Agreement with Optionee, dated September 1, 1996, all of the shares subject to the option may be purchased on or after the effective date of the "change of control" provided the Optionee is still participating in the Consultant Agreement referenced above.

For purposes of this Agreement "Change of Control" means any of the following events:

                 (i) The acquisition in a single transaction or in any series of transactions by any persons acting directly or indirectly or through or in concert with one or more persons (other than a person who was an owner of five percent (5%) or more of the outstanding Common Stock on December 31, 1995 of Company or any of its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of the combined voting power of the then outstanding voting securities of the

                          Company or any of its subsidiaries.

                 (ii) Merger or consolidation of the Company or any of its subsidiaries which employs Optionee as a Consultant, if following the merger or consolidation the shareholders, the Company or any of its subsidiaries prior to the merger or consolidation do not own more than fifty percent of the outstanding voting securities of the surviving entity immediately following the merger or consolidation; or

                 (iii) The liquidation or dissolution of the Company or any of its subsidiaries; or

                 (iv) The sale of all or substantially all of the assets of the Company or any of its subsidiaries to any person acting directly or indirectly or through or in concert with one or more persons (other than a person who was an owner of the five percent (5%) or more of the outstanding Common Stock on December 31, 1995 or a person at least fifty percent of the equity interest (whether voting or non-voting) of which is owned by the Company or any of its subsidiaries which employs Optionee or by a person or persons who were owners of five percent (5%) or more of the outstanding Common Stock on December 31, 1995).

For purposes of this definition, the term "person" shall mean an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unicorporated organization or any other form of entity not listed, except any regulatory authority having jurisdiction over the Company or any of its subsidiaries.

         (b) This Option is subject to the requirement that, if at any time the Board of Directors of the Company shall determine in its discretion, that the listing, registration, or qualification of the Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of the Shares thereunder, the Option may not be exercised in whole or in part unless such rising, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.


         (c) The option shall be exercised in whole. Written notice of the election to exercise the option shall be given to the company by the person exercising the option. The notice shall be accompanied by payment to the company for the amount of the purchase price. The payment shall be in cash and the company shall direct the transfer agent to deliver to the Optionee a certificate for the number of shares purchased.

         (d) The Plan, a copy of which is attached, is incorporated herein by reference and is made a part of this Agreement as if fully set forth herein. The Plan shall control in the event of any conflict between the Plan and this Agreement, and on such matters as are not contained herein.

         (e) The Optionee authorizes the Company to withhold in accordance with applicable law from any cash compensation payable to the Optionee any taxes required to be withheld by the Company under federal, state or local law as a result of the exercise of this Option and, if no such compensation is payable from which such amount may be withheld the Optionee agrees to remit to the Company at the time of any exercise of this Option any taxes required to be withheld by the Company under federal, state, or local law as a result of the exercise of this Option.

         2. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by registered or certified mail, and, if given to the Company, at its office at First Commerce Bank's of Florida, Inc., 141 East Central Avenue, Winter Haven, FL 33880. Attention of the Secretary, and, if given to the Optionee or other person or persons then entitled to exercise the Option, at the Optionee's address stated below. Either party may change the address to which such notices are to be given by notice in writing to the other in accordance with the terms hereof.

J.E. Stephens, Jr.
43 Lake Link Circle, SE
Winter Haven, F1 33884

         3. Governing Law. This Agreement shall be governed by the laws of the State of Florida.

         4. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company and upon all permitted successors and assigns of Optionee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                        FIRST COMMERCE BANK'S OF
                                        FLORIDA, INC.


--------------------------------        --------------------------------
OPTIONEE                                By: President


                                        --------------------------------
                                        By: Secretary